Exhibit 99.5

NCL Corporation Ltd. Announces Upsizing and Pricing of $1,000 Million of Exchangeable Notes

MIAMI -- November 16, 2021 -- NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (“NCLH”), announced today that it has priced its offering of $1,000 million aggregate principal amount of its 1.125% exchangeable senior notes due 2027 (the “Exchangeable Notes”), which were offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of Exchangeable Notes to be issued was increased to $1,000 million from the previously announced $800 million.

NCLC has granted the initial purchasers of the Exchangeable Notes an option to purchase, during a 13-day period beginning on, and including, the first day on which the Exchangeable Notes are issued, up to an additional $150 million aggregate principal amount of Exchangeable Notes.

The Exchangeable Notes will be general senior unsecured obligations of NCLC and guaranteed by NCLH. Holders may exchange all or a portion of the Exchangeable Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding August 15, 2026, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after August 15, 2026 until the close of business on the business day immediately preceding the maturity date, regardless of whether such conditions have been met. Upon exchange of the Exchangeable Notes, NCLC will satisfy its exchange obligation by paying and/or delivering, as the case may be, cash, ordinary shares of NCLH (“ordinary shares”) or a combination of cash and ordinary shares, at NCLC’s election. NCLC will pay any cash required to be paid upon exchange of the Exchangeable Notes. If NCLC elects to satisfy its exchange obligation solely in ordinary shares or in a combination of ordinary shares and cash, the Exchangeable Notes will convert into Series A Preference Shares of NCLC (“preference shares”), which shall immediately and automatically be exchanged for a number of ordinary shares. The initial exchange rate per $1,000 principal amount of Exchangeable Notes is 29.6850 ordinary shares, which is equivalent to an initial exchange price of approximately $33.69 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 42.50% above the offering price in NCLH’s concurrent offering of ordinary shares.

The offering of the Exchangeable Notes is expected to close on November 19, 2021, subject to customary closing conditions. NCLC expects to use the net proceeds from the offering to repurchase up to $715,899,000 aggregate principal amount of its 6.00% Exchangeable Senior Notes due 2024 (the “2024 Exchangeable Notes”) pursuant to privately negotiated agreements with a limited number of current holders of such 2024 Exchangeable Notes, which agreements are conditioned upon, among other matters, the consummation of the offering of the Exchangeable Notes, and to pay related premiums, fees and expenses. NCLC intends to use the remaining net proceeds from the offering for general corporate purposes.

The Exchangeable Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Exchangeable Notes, the guarantee of NCLH, the preference shares and the ordinary shares issuable upon the exchange of preference shares will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release also shall not constitute an offer to purchase or notice of redemption with respect to the 2024 Exchangeable Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our suspension of certain cruise voyages, our ability to weather the impacts of the novel coronavirus (“COVID-19”) pandemic, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, plans or goals for our sustainability program and decarbonization efforts, our expectations for future cash flows and profitability, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the impact of:

•	the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;

•	our ability to comply with the United States Centers for Disease Control and Prevention’s (“CDC”) Conditional Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic’s unique challenges;

•	legislation prohibiting companies from verifying vaccination status;

•	coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;

•	our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

•	our need for additional financing, or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;

•	our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

•	the accuracy of any appraisals of our assets as a result of the impact of the COVID-19 pandemic or otherwise;

•	our success in controlling operating expenses and capital expenditures;

•	our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;

•	trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;

•	the unavailability of ports of call;

•	future increases in the price of, or major changes or reduction in, commercial airline services;

•	adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;

•	adverse incidents involving cruise ships;

•	adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;

•	any further impairment of our trademarks, trade names or goodwill;

•	breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

•	changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

•	mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

•	the risks and increased costs associated with operating internationally;

•	fluctuations in foreign currency exchange rates;

•	overcapacity in key markets or globally;

•	our expansion into and investments in new markets;

•	our inability to obtain adequate insurance coverage;

•	pending or threatened litigation, investigations and enforcement actions;

•	volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

•	our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

•	our reliance on third parties to provide hotel management services for certain ships and certain other services;

•	our inability to keep pace with developments in technology;

•	changes involving the tax and environmental regulatory regimes in which we operate; and

•	other factors set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.

The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Jessica John
(305) 468-2339
InvestorRelations@nclcorp.com